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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                December 30, 2002
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                        (Date of earliest event reported)


                      FIRST FEDERAL FINANCIAL BANCORP, INC.
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             (Exact name of registrant as specified in its charter)


Delaware                                0-28020                   31-1456058
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(State or other jurisdiction    (Commission File Number)           (IRS Employer
of incorporation)                                            Identification No.)


415 Center Street, Ironton, Ohio                                        45638
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(Address of principal executive offices)                              (Zip Code)


                                 (740) 532-6845
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              (Registrant's telephone number, including area code)

                                 Not Applicable
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   (Former name, former address and former fiscal year, if changed since last report)

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ITEM 5.   OTHER EVENTS

          On December 30, 2002, First Federal Financial Bancorp, Inc. (the "Company"), announced that it entered into an Agreement and Plan of Merger, dated as of December 30, 2002, by and between the Company and Classic Bancshares, Inc., a Delaware corporation ("Classic") (the "Merger Agreement," a copy of which is attached hereto as Exhibit 2.1), pursuant to which the Company will merge with and into Classic, with Classic as the surviving corporation (the "Merger").

          Under the terms of the Merger Agreement, each share of the Company common stock issued and outstanding immediately prior to the Merger shall become and be converted into the right to receive the Merger Consideration specified in the Merger Agreement. The Merger is expected to close during the second quarter of the calendar year 2003, pending the receipt of all requisite regulatory approvals and the approval of the Company's and Classic's shareholders.

          A copy of the press release issued in connection with the signing of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (a)  Not applicable.

          (b)  Not applicable.

          (c)  The following exhibits are included with this Report:

          Exhibit 2.1 Agreement and Plan of Merger, dated as of December 30, 2002, by and between Classic Bancshares, Inc. and First Federal Financial Bancorp, Inc.

          Exhibit 99.1 Press Release dated December 30, 2002.

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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           FIRST FEDERAL FINANCIAL BANCORP, INC.


                                           By: /s/ I. Vincent Rice
                                              ----------------------------
                                              I. Vincent Rice
                                              President


   Date:  December 30, 2002.